Exhibit 99.1
Motorola Announces Fourth-Quarter and Full-Year Financial Results
•	Fourth-quarter sales of $7.1 billion

•	Fourth-quarter GAAP net loss of $1.57 per share, including net charges of $1.56 per share for highlighted items, primarily non-cash related

•	Implementing cost-reduction actions of approximately $1.5 billion for 2009

•	Fourth-quarter operating cash inflow of $201 million; total cash position of $7.4 billion

•	Suspending quarterly cash dividend

•	Home and Networks Mobility sales of $2.6 billion; operating earnings increased to $257 million, an increase of 34 percent compared to the fourth quarter of 2007

•	Mobile Devices sales of $2.35 billion; shipped 19.2 million handsets

•	Enterprise Mobility Solutions sales of $2.2 billion; operating earnings increased to $466 million, an increase of 3 percent compared to the fourth quarter of 2007
SCHAUMBURG, Ill. – February 3, 2009 – Motorola, Inc. (NYSE: MOT) today reported sales of $7.1 billion in the fourth quarter of 2008. The GAAP net loss in the fourth quarter of 2008 was $3.6 billion, or $1.57 per share. This includes net charges of $1.56 per share from highlighted items, which are outlined in the table at the end of this press release. Substantially all of the charges for the highlighted items are non-cash and primarily relate to the impairment of goodwill and an increase in deferred tax asset valuation reserves.
For the full year 2008, sales were $30.1 billion. The GAAP net loss was $1.84 per share, which includes net charges of $1.86 per share from items highlighted in the Company’s quarterly earnings releases.
During the quarter, the Company generated positive operating cash flow of $201 million. For the full year, the Company generated positive operating cash flow of $242 million and ended the year with a total cash* position of $7.4 billion.
The Company also announced today that its Board of Directors voted to suspend the declaration of quarterly cash dividends on the Company’s common stock, effective immediately. The Board believes suspending the dividend will further strengthen the Company’s balance sheet and enhance its financial flexibility.
Greg Brown, Motorola’s president & co-chief executive officer and CEO of Broadband Mobility Solutions, and Sanjay Jha, co-chief executive officer and CEO of Mobile Devices, said, “In the fourth quarter, we generated positive operating cash flow of $201 million and ended the year with total cash of $7.4 billion.”

“In light of the economic climate and challenges we face, we have implemented aggressive measures to reduce costs and improve financial flexibility, particularly in Mobile Devices. The cost-reduction actions underway are expected to generate aggregate savings of approximately $1.5 billion in 2009,” added Brown and Jha.
Operating Results
Mobile Devices segment sales were $2.35 billion, down 51 percent compared with the year-ago quarter. The operating loss was $595 million, including $119 million of highlighted items, compared to an operating loss of $388 million in the year-ago quarter. For the full year 2008, sales were $12.1 billion, a 36 percent decrease compared to 2007, and the segment incurred an operating loss of $2.2 billion, compared to an operating loss of $1.2 billion in 2007. During the quarter, the Company shipped 19.2 million handsets and estimates its share of the global handset market was 6.5 percent.
Mobile Devices fourth-quarter highlights:
•	Continued to make progress on the smartphone roadmap; on target to launch next-generation devices during the fourth quarter of 2009

•	Launched 15 new phones, including six GSM devices, one 3G device, five CDMA phones and three iDEN handsets

•	Continued global rollout of AURA™ luxury phone, Motorola KRAVE™ ZN4 full-touch phone and QA30 HINT messaging slider

•	Announced plans to further reduce cost structure; expect cost savings totaling more than $1.2 billion in 2009
Sanjay Jha, co-chief executive officer of Motorola and CEO of Mobile Devices, said, “We continue to take appropriate action to address the downturn in the global economy as well as the challenges related to our current Mobile Devices portfolio. We are aggressively developing innovative new products, and we are encouraged by the positive customer feedback on our smartphone roadmap.”
Home and Networks Mobility segment sales were $2.6 billion, down 5 percent compared with the year-ago quarter. Operating earnings increased to $257 million, compared with operating earnings of $192 million in the year-ago quarter. For the full year 2008, sales were $10.1 billion, a 1 percent increase compared to 2007, and the segment generated operating earnings of $918 million, compared to $709 million in 2007.
Home and Networks Mobility fourth-quarter highlights:
•	Expanded operating margin to 9.9 percent of sales from 7.0 percent of sales in the year-ago quarter

•	Shipped 4.7 million digital entertainment devices, compared to 3.4 million in the year-ago quarter, due to continued strong demand for HD, HD/DVR and IPTV devices

•	Continued to make progress in 4G technologies, including initial sales on WiMAX and completion of industry’s first over-the-air Long-Term Evolution (LTE) data sessions in the 700MHz spectrum
Enterprise Mobility Solutions segment sales were $2.2 billion, up 4 percent compared with the year-ago quarter. Operating earnings increased to $466 million, compared with operating earnings of $451 million in the year-ago quarter. For the full year 2008, sales were $8.1 billion, a 5 percent increase compared to 2007, and the segment generated operating earnings of $1.5 billion, compared to $1.2 billion in 2007.
Enterprise Mobility Solutions fourth-quarter highlights:
•	Achieved operating margin of 21.0 percent

•	Maintained momentum around new APX™ product line with initial shipments of infrastructure equipment to address public safety and homeland security priorities

•	Launched first product integrating AirDefense acquisition and placed in Gartner’s Leaders Quadrant for Wireless LAN Infrastructure
Brown added, “Despite the challenging economic environment, our Broadband Mobility Solutions businesses performed very well in the fourth quarter and throughout the year. Throughout 2009, aggressive cost management and prioritizing our investments will be a top priority. These actions, as well as our strong portfolio of outstanding products and solutions, will help us build on our leadership positions in the broadband, video, public safety and enterprise mobility solutions markets.”
First-Quarter 2009 Outlook
The Company’s outlook for the first quarter is a loss of $0.10 to $0.12 per share. This outlook excludes charges associated with the Company’s operating expense reduction initiatives, as well as any other items of the variety typically highlighted by the Company in its quarterly earnings releases.

Consolidated GAAP Results
A comparison of results from operations is as follows:

	Fourth Quarter		Full Year
(In millions, except per share amounts)	2008	2007	2008	2007
Net sales	$7,136	$9,646	$30,146	$36,622
Gross margin	2,122	2,540	8,395	9,952
Operating loss	(1,675)	(19)	(2,391)	(553)
Earnings (loss) from continuing operations	(3,576)	111	(4,163)	(105)
Net earnings (loss)	(3,576)	100	(4,163)	(49)
Diluted earnings (loss) per common share:
Continuing operations	$(1.57)	$0.05	$(1.84)	$(0.05)
Discontinued operations	—	(0.01)	—	0.03

	$(1.57)	$0.04	$(1.84)	$(0.02)

Weighted average diluted common shares outstanding	2,273.8	2,307.9	2,265.4	2,312.7

Highlighted Items
The table of highlighted items for the fourth quarter of 2008 is as follows:

EPS Impact Exp/(Inc)

Deferred tax asset valuation allowance	$0.91
Goodwill impairment	0.71
Investment impairments	0.09
Reorganization of business charges	0.05
Impairment of Sigma Fund investments	0.01
Separation-related transaction costs	0.01
Income tax benefit resulting from tax audit settlement	(0.10)
Pension curtailment gain	(0.07)
Liability extinguishment gain	(0.02)
Reversal of tax-related interest accruals	(0.02)
Legal settlement	(0.01)

$1.56

Conference Call and Webcast
Motorola will host its quarterly conference call beginning at 8:00 a.m. Eastern Time (USA) on Tuesday, February 3, 2009. The conference call will be web-cast live with audio and slides at www.motorola.com/investor.
Business Risks
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements about: cost savings and financial impact from cost-reduction actions, the launch of new products and Motorola’s financial outlook for the first quarter of 2009. Motorola cautions the reader that the risk factors below, as well as those on pages 18 through 27 in Item 1A of Motorola’s 2007 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to: (1) the Company’s ability to improve financial performance and increase market share in its Mobile Devices business, particularly in light of slowing demand in the global handset market; (2) the level of demand for the Company’s products, particularly in light of global economic conditions which may lead consumers, businesses and governments to defer purchases in response to tighter credit and negative financial news; (3) the Company’s ability to introduce new products and technologies in a timely manner; (4) the possible negative effects on the Company’s business operations, financial performance or assets as a result of its plan to create two independent, publicly traded companies; (5) unexpected negative consequences from the Company’s ongoing restructuring and cost-reduction activities, including as a result of significant restructuring at the Mobile Devices business; (6) negative impact on the Company’s business from the ongoing global financial crisis and severe tightening in the credit markets, which may include: (i) the inability of customers to obtain financing for purchases of the Company’s products; (ii) the viability of the Company’s suppliers that may no longer have access to necessary financing; (iii) reduced value of investments held by the Company’s pension plan and other defined benefit plans; (iv) fair and/or actual value of Company’s debt and equity investments could differ significantly from the fair values currently assigned to them, including as a result of additional impairments in the Company’s Sigma Fund; (v) counterparty failures negatively impacting the Company’s financial position; and (vi) difficulties or increased costs for the Company in obtaining financing; (7) the economic outlook for the telecommunications and broadband industries; (8) the Company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (9) risks related to dependence on certain key suppliers; (10) the impact on the Company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (11) risks related to the Company’s high volume of manufacturing and sales in Asia; (12) the creditworthiness of the Company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) variability in income received from licensing the

Company’s intellectual property to others, as well as expenses incurred when the Company licenses intellectual property from others; (14) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (15) the impact of foreign currency fluctuations, including the negative impact of the strengthening U.S. dollar on the Company when competing for business in foreign markets; (16) the impact on the Company from continuing hostilities in countries where the Company does business; (17) the impact on the Company from ongoing consolidation in the telecommunications and broadband industries; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) negative consequences from the Company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
Definitions

*	Total cash equals Cash and cash equivalents plus Sigma fund (current and non-current) plus Short-term investments
About Motorola
Motorola is known around the world for innovation in communications and focused on advancing the way the world connects. From broadband communications infrastructure, enterprise mobility and public safety solutions to high-definition video and mobile devices, Motorola is leading the next wave of innovations that enable people, enterprises and governments to be more connected and more mobile. Motorola (NYSE: MOT) had sales of US $30.1 billion in 2008. For more information, please visit www.motorola.com.
# # #
Media contact:
Jennifer Erickson
Motorola, Inc.
+1 847-435-5320
jennifer.erickson@motorola.com
Investor contact:
Dean Lindroth
Motorola, Inc.
+1 847-576-6899
dean.lindroth@motorola.com

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	December 31, 2008	September 27, 2008	December 31, 2007
Net sales	$7,136	$7,480	$9,646
Costs of sales	5,014	5,677	7,106

Gross margin	2,122	1,803	2,540

Selling, general and administrative expenses	988	1,044	1,273
Research and development expenditures	1,008	999	1,097
Separation-related transaction costs	18	21	—
Other charges	1,708	111	101
Intangibles amortization and IPR&D	75	80	88

Operating loss	(1,675)	(452)	(19)

Other income (expense):
Interest income, net	42	18	11
Gains on sales of investments and businesses, net	17	7	41
Other	(8)	(173)	—

Total other income (expense)	51	(148)	52

Earnings (loss) from continuing operations before income taxes	(1,624)	(600)	33

Income tax expense (benefit)	1,952	(203)	(78)

Earnings (loss) from continuing operations	(3,576)	(397)	111

Loss from discontinued operations, net of tax	—	—	(11)

Net earnings (loss)	$(3,576)	$(397)	$100

Earnings (loss) per common share
Basic:
Continuing operations	$(1.57)	$(0.18)	$0.05
Discontinued operations	—	—	(0.01)

	$(1.57)	$(0.18)	$0.04

Diluted:
Continuing operations	$(1.57)	$(0.18)	$0.05
Discontinued operations	—	—	(0.01)

	$(1.57)	$(0.18)	$0.04

Weighted average common shares outstanding
Basic	2,273.8	2,265.9	2,280.7
Diluted	2,273.8	2,265.9	2,307.9

Dividends paid per share	$0.05	$0.05	$0.05

	Percentage of Net Sales*
Net sales	100%	100%	100%
Costs of sales	70.3%	75.9%	73.7%

Gross margin	29.7%	24.1%	26.3%

Selling, general and administrative expenses	13.8%	14.0%	13.2%
Research and development expenditures	14.1%	13.4%	11.4%
Separation-related transaction costs	0.3%	0.3%	0.0%
Other charges	23.9%	1.5%	1.0%
Intangibles amortization and IPR&D	1.1%	1.1%	0.9%

Operating loss	-23.5%	-6.0%	-0.2%

Other income (expense):
Interest income, net	0.6%	0.2%	0.1%
Gains on sales of investments and businesses, net	0.2%	0.1%	0.4%
Other	-0.1%	-2.3%	0.0%

Total other income (expense)	0.7%	-2.0%	0.5%

Earnings (loss) from continuing operations before income taxes	-22.8%	-8.0%	0.3%
Income tax expense (benefit)	27.4%	-2.7%	-0.8%

Earnings (loss) from continuing operations	-50.1%	-5.3%	1.2%

Loss from discontinued operations, net of tax	0.0%	0.0%	-0.1%

Net earnings (loss)	-50.1%	-5.3%	1.0%

*	Percents may not add up due to rounding

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Year Ended
	December 31, 2008	December 31, 2007
Net sales	$30,146	$36,622
Costs of sales	21,751	26,670

Gross margin	8,395	9,952

Selling, general and administrative expenses	4,330	5,092
Research and development expenditures	4,109	4,429
Separation-related transaction costs	59	—
Other charges	1,969	519
Intangibles amortization and IPR&D	319	465

Operating loss	(2,391)	(553)

Other income (expense):
Interest income, net	48	91
Gains on sales of investments and businesses, net	82	50
Other	(275)	22

Total other income (expense)	(145)	163

Loss from continuing operations before income taxes	(2,536)	(390)

Income tax expense (benefit)	1,627	(285)

Loss from continuing operations	(4,163)	(105)

Earnings from discontinued operations, net of tax	—	56

Net loss	$(4,163)	$(49)

Earnings (loss) per common share
Basic:
Continuing operations	$(1.84)	$(0.05)
Discontinued operations	—	0.03

	$(1.84)	$(0.02)

Diluted:
Continuing operations	$(1.84)	$(0.05)
Discontinued operations	—	0.03

	$(1.84)	$(0.02)

Weighted average common shares outstanding
Basic	2,265.4	2,312.7
Diluted	2,265.4	2,312.7

Dividends paid per share	$0.20	$0.20

	Percentage of Net Sales*
Net sales	100%	100%
Costs of sales	72.2%	72.8%

Gross margin	27.8%	27.2%

Selling, general and administrative expenses	14.4%	13.9%
Research and development expenditures	13.6%	12.1%
Separation-related transaction costs	0.2%	0.0%
Other charges	6.5%	1.4%
Intangibles amortization and IPR&D	1.1%	1.3%

Operating loss	-7.9%	-1.5%

Other income (expense):
Interest income, net	0.2%	0.2%
Gains on sales of investments and businesses, net	0.3%	0.1%
Other	-0.9%	0.1%

Total other income (expense)	-0.5%	0.4%

Loss from continuing operations before income taxes	-8.4%	-1.1%
Income tax expense (benefit)	5.4%	-0.8%

Loss from continuing operations	-13.8%	-0.3%

Earnings from discontinued operations, net of tax	0.0%	0.2%

Net loss	-13.8%	-0.1%

*	Percents may not add up due to rounding

Motorola, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	December 31,	September 27,	December 31,
	2008	2008	2007
Assets
Cash and cash equivalents	$3,064	$2,974	$2,752
Sigma Fund	3,690	3,427	5,242
Short-term investments	225	735	612
Accounts receivable, net	3,493	4,330	5,324
Inventories, net	2,659	2,649	2,836
Deferred income taxes	1,092	1,954	1,891
Other current assets	3,140	3,799	3,565

Total current assets	17,363	19,868	22,222

Property, plant and equipment, net	2,442	2,505	2,480
Sigma Fund	466	483	—
Investments	517	715	837
Deferred income taxes	2,446	3,060	2,454
Goodwill	2,837	4,351	4,499
Other assets	1,816	2,137	2,320

Total assets	$27,887	$33,119	$34,812

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$92	$189	$332
Accounts payable	3,188	3,834	4,167
Accrued liabilities	7,340	7,850	8,001

Total current liabilities	10,620	11,873	12,500

Long-term debt	4,092	3,988	3,991
Other liabilities	3,650	2,599	2,874

Stockholders’ equity	9,525	14,659	15,447

Total liabilities and stockholders’ equity	$27,887	$33,119	$34,812

Financial Ratios*:
Days Sales Outstanding (including net Long-term receivables)	45	53	50
Cash Conversion Cycle[1]	40	38	33
ROIC	0%	3%	4%
Net Cash	$3,261	$3,442	$4,283

[1]	Excludes the excess inventory charge in the Mobile Devices segment.

*	Defined in the Financial Ratios Definitions table

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	December 31, 2008	September 27, 2008	December 31, 2007
Operating
Net earnings (loss)	$(3,576)	$(397)	$100
Less: Loss from discontinued operations	—	—	(11)

Earnings (loss) from continuing operations	(3,576)	(397)	111
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	207	208	221
Non-cash other charges	1,819	480	49
Share based compensation expense	60	54	78
Gains on sales of investments and businesses, net	(17)	(7)	(41)
Deferred income taxes	2,249	(27)	(285)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	847	171	(216)
Inventories	(8)	(183)	100
Other current assets	660	76	(338)
Accounts payable and accrued liabilities	(1,107)	271	805
Other assets and liabilities	(933)	(466)	(14)

Net cash provided by operating activities from continuing operations	201	180	470

Investing
Acquisitions and investments, net	(102)	(6)	(85)
Proceeds from sales of investments and businesses	10	12	336
Distributions from investments	1	30	—
Capital expenditures	(117)	(156)	(134)
Proceeds from sales of property, plant and equipment	12	116	43
Proceeds from sales (purchases) of Sigma Fund investments, net	(269)	335	(265)
Proceeds from sales (purchases) of short-term investments, net	511	(140)	451

Net cash provided by investing activities from continuing operations	46	191	346

Financing
Net proceeds from (repayment of) commercial paper and short-term borrowings	(13)	44	(80)
Repayment of debt	(111)	—	(1,200)
Net proceeds from issuance of debt	4	1	1,396
Issuance of common stock	59	4	151
Purchase of common stock	—	—	(557)
Payment of dividends	(113)	(113)	(114)
Proceeds from settlement of financial instruments	158	—	—
Distribution to discontinued operations	(64)	(16)	(13)
Other, net	3	(3)	25

Net cash used for financing activities from continuing operations	(77)	(83)	(392)

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(80)	(71)	13

Net increase in cash and cash equivalents	90	217	437
Cash and cash equivalents, beginning of period	2,974	2,757	2,315

Cash and cash equivalents, end of period	$3,064	$2,974	$2,752

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Year Ended
	December 31, 2008	December 31, 2007
Operating
Net loss	$(4,163)	$(49)
Less: Earnings from discontinued operations	—	56

Loss from continuing operations	(4,163)	(105)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	831	903
Non-cash other charges	2,415	213
Share based compensation expense	280	315
Gains on sales of investments and businesses, net	(82)	(50)
Deferred income taxes	1,752	(747)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	1,891	2,538
Inventories	(54)	556
Other current assets	466	(705)
Accounts payable and accrued liabilities	(1,631)	(2,303)
Other assets and liabilities	(1,463)	170

Net cash provided by operating activities from continuing operations	242	785

Investing
Acquisitions and investments, net	(282)	(4,568)
Proceeds from sales of investments and businesses	93	411
Distributions from investments	113	—
Capital expenditures	(504)	(527)
Proceeds from sales of property, plant and equipment	133	166
Proceeds from sales of Sigma Fund investments, net	853	6,889
Purchases of short-term investments, net	388	8

Net cash provided by investing activities from continuing operations	794	2,379

Financing
Repayment of commercial paper and short-term borrowings	(50)	(242)
Repayment of debt	(225)	(1,386)
Net proceeds from issuance of debt	7	1,415
Issuance of common stock	145	440
Purchase of common stock	(138)	(3,035)
Payment of dividends	(453)	(468)
Proceeds from settlement of financial instruments	158	—
Distribution to discontinued operations	(90)	(75)
Other, net	1	50

Net cash used for financing activities from continuing operations	(645)	(3,301)

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(79)	73

Net increase (decrease) in cash and cash equivalents	312	(64)
Cash and cash equivalents, beginning of period	2,752	2,816

Cash and cash equivalents, end of period	$3,064	$2,752

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s Net sales by reportable business segment for the three months and years ended December 31, 2008 and 2007.

	Net Sales
	Three Months Ended	Three Months Ended	% Change from
	December 31, 2008	December 31, 2007	2007
Mobile Devices	$2,350	$4,811	-51%
Home and Networks Mobility	2,596	2,724	-5%
Enterprise Mobility Solutions	2,215	2,138	4%

Segment Totals	7,161	9,673	-26%
Other and Eliminations	(25)	(27)	-7%

Company Totals	$7,136	$9,646	-26%

	Net Sales
	Year Ended	Year Ended	% Change from
	December 31, 2008	December 31, 2007	2007
Mobile Devices	$12,099	$18,988	-36%
Home and Networks Mobility	10,086	10,014	1%
Enterprise Mobility Solutions	8,093	7,729	5%

Segment Totals	30,278	36,731	-18%
Other and Eliminations	(132)	(109)	21%

Company Totals	$30,146	$36,622	-18%

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s Operating earnings (loss) by reportable business segment for the three months and years ended December 31, 2008 and 2007.

	Operating Earnings (Loss)
	Three Months Ended	Three Months Ended
	December 31, 2008	December 31, 2007
Mobile Devices	$(595)	$(388)
Home and Networks Mobility	257	192
Enterprise Mobility Solutions	466	451

Segment Totals	128	255
Other and Eliminations	(1,803)	(274)

Company Totals	$(1,675)	$(19)

	Operating Earnings (Loss)
	Year Ended	Year Ended
	December 31, 2008	December 31, 2007
Mobile Devices	$(2,199)	$(1,201)
Home and Networks Mobility	918	709
Enterprise Mobility Solutions	1,496	1,213

Segment Totals	215	721
Other and Eliminations	(2,606)	(1,274)

Company Totals	$(2,391)	$(553)

Motorola, Inc. and Subsidiaries
Financial Ratios Definitions
Net Cash
Net Cash = Total cash* – Total debt**

* Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments

** Total debt = Notes payable and current portion of long-term debt + Long-term Debt
Cash Conversion Cycle
Cash Conversion Cycle = DSO + DIO – DPO

Days sales outstanding (DSO) = (Accounts receivable + Long-term receivables) / (Three months of Net sales / 90)

Days sales in inventory (DSI) = Inventory / (Three months of Cost of sales / 90)

Days payable outstanding (DPO) = Accounts payable / (Three months of Cost of sales / 90)
Return on Invested Capital (ROIC)

Rolling ROIC =	(12 mth rolling Operating earnings (loss) excluding highlighted items and including Foreign currency gain/(loss)) tax affected
4 quarter average of (Stockholders’ equity + Total debt* – Excess cash**)

* Total debt = Notes payable and current portion of long-term debt + Long-term Debt

** Excess cash = Rolling 4 quarter average of (Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments) – 5% of rolling Net sales